Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 78	Trade Date: 1/26/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 1/29/2004

The date of this Pricing Supplement is January 26, 2004

CUSIP or Common Code:	41013MF39	41013MF47	41013MF54	41013MF62	41013MF70

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$536,625.00	$588,256.00	$633,600.00	$756,262.00	$965,294.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	1/15/2007	1/15/2008	1/15/2009	1/15/2012	1/15/2012

Stated Annual Interest Rate:	2.250%	2.750%	3.250%	Step: 2.700% through 1/14/2006, and 5.500% thereafter (unless called)	4.050%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	2/15/2004	2/15/2004	2/15/2004	2/15/2004	2/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 78	Trade Date: 1/26/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 1/29/2004

The date of this Pricing Supplement is January 26, 2004

CUSIP or Common Code:	41013MF88	41013MF96	41013MG20	41013MG38

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$451,130.00	$637,642.50	$1,920,800.00	$7,996,867.50

Discounts and Commissions:	1.500%	1.750%	2.000%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.600%

Maturity Date:	1/15/2014	1/15/2016	1/15/2019	1/15/2029

Stated Annual Interest Rate:	4.400%	4.900%	5.150%	5.500%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Semi

First Payment Date:	2/15/2004	2/15/2004	2/15/2004	7/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	7/15/2006 Callable one time only at 100% on call date above with 30 days notice.	1/15/2007 Callable one time only at 100% on call date above with 30 days notice.	1/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.